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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Check the appropriate box:

/X/ Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/ / Definitive Information Statement

                     Universal Automotive Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803
                                 (708) 293-4050



            ---------------------------------------------------------

                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                  TO BE EFFECTED ON OR BEFORE __________, 2004

            ---------------------------------------------------------

To the Stockholders of Universal Automotive Industries, Inc.:

         The attached Information Statement is being delivered by Universal Automotive Industries, Inc. ("we," "us" or "our") in connection with the approval by our stockholders of the issuance of shares of our Common Stock, par value $0.01 per share (the "Common Shares"), in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. This information statement is first being mailed to stockholders on or about ___________, 2004.

         On October 31, 2003, we entered into a Securities Purchase Agreement (the "First Purchase Agreement") with Laurus Master Fund, Ltd. (the "Purchaser") to purchase a convertible note (the "First Note") in the principal amount of $2,500,000, with a warrant (the "First Warrant") to purchase up to 350,000 Common Shares at various exercise prices. The First Purchase Agreement provided that the amount of borrowing could be increased, with the consent of the parties, by up to an additional $1,500,000. The parties subsequently amended this portion of the First Purchase Agreement to increase the amount of the possible increased borrowing to up to $2,000,000.

         We entered into an additional Securities Purchase Agreement (the "Second Purchase Agreement") on January 9, 2004 in which Laurus agreed to purchase an additional convertible note (the "Additional Note") in the principal amount of $2,000,000 with a warrant (the "Additional Warrant") to purchase up to 280,000 Common Shares at exercise prices of $1.60 per share for the first 140,000 shares acquired, $1.74 per share for the next 80,000 shares acquired and $2.01 per share for any additional shares acquired. The conversion rights are exercisable by us or the Purchaser. The Additional Note is convertible at $1.30 per Share. In addition, we may make payments of the principal amortization and interest due on the Additional Note in the form of Common Shares if the market price for the Common Shares at the time of payment is greater than 107% of the fixed conversion price, subject to volume limitations. If we elect to reduce the principal by the monthly amortization amount in stock and the stock price is below 107% of the fixed conversion price, we may elect to convert at an applicable conversion price equal to 90% of the average of the five lowest closing prices during the 22 trading days immediately prior to the date of conversion, but no less than $0.50 per share (the "90% Option"); provided, however, that any election to make payment in shares of stock under the 90% Option can only be made after we have obtained stockholder approval for the transaction. If payment of the principal amortization and interest under the Additional Note is made in cash, the cash payment shall be equal to 103% of the amount then payable. Stockholder approval is being sought for the $2,000,000 increase in the amount of the borrowing from the Purchaser pursuant to the Second Purchase Agreement.

         The Additional Note (in addition to the First Note) is secured by our property, plant and equipment, specifically excluding any inventory and trade receivables.

         Our shares of Series A Preferred Stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, vote on an as converted basis with our Common Shares. Holders of in excess of 50% of the votes allocable to our Common Shares, Series A Preferred Stock and Series B Preferred Stock (voting as one class on an as converted basis) have executed a written consent approving the Second Purchase Agreement and our issuance of the Additional Note and the Additional Warrant. We previously received consents from stockholders for the Common Shares to be issued in connection with the First Note and the First Warrant and we delivered an Information Statement dated December 22, 2003 to our stockholders disclosing this information.

         We have already issued the Additional Note and the Additional Warrant. The Nasdaq Rules which govern the public trading of our Common Shares require that if a debt security is convertible into Common Shares which could result in the issuance of over 20% of the outstanding Common Shares to the holder, stockholder approval of the security is required. The Additional Note conversions pursuant to the 90% Option could result in issuance of over 20% of our Common Shares under certain circumstances.

         We will not issue any Common Shares pursuant to the Additional Note, the 90% Option or pursuant to the Additional Warrant any earlier than 20 days following the mailing of this notice. Absent stockholder action rescinding the majority shareholder consent during such 20 day period; thereafter, the Additional Note and Additional Warrant will be fully convertible into our Common Shares subject to their terms.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. No action is required of you in response to this Information Statement.

                                             By Order of the Board of Directors:



                                             Robert Zimmer
                                             Secretary

Alsip, Illinois
_________, 2004

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                            ------------------------

                              INFORMATION STATEMENT

                            ------------------------

                               GENERAL INFORMATION

         Effective as of October 31, 2003, we closed in escrow (which escrow conditions were subsequently satisfied on November 13, 2003) on the issuance of a convertible note (the "First Note") in the original principal amount of $2,500,000 and a warrant to purchase up to 350,000 Common Shares (the "First Warrant"), at various exercise prices, to Laurus Master Fund, Ltd. The First Purchase Agreement provided that the amount of borrowing could be increased, with the consent of the parties, by up to an additional $1,500,000. The parties subsequently amended this portion of the First Purchase Agreement to increase the amount of the possible increased borrowing to up to $2,000,000.

         We entered into an additional Securities Purchase Agreement (the "Second Purchase Agreement") on January 9, 2004 in which Laurus agreed to purchase an additional convertible note (the "Additional Note") in the principal amount of $2,000,000 with a warrant (the "Additional Warrant") to purchase up to 280,000 Common Shares. The conversion price of the Note was fixed at $1.30. We may convert the principal amortization and interest payment into Common Shares if the market price for the Common Shares at the time of payment is greater than 107% of the fixed conversion price, subject to volume limitations. If we elect to reduce the principal by the monthly amortization amount in Common Shares and the price of the Common Shares is not 107% of the fixed conversion price, subject to our obtaining stockholder approval, we may elect to convert at an applicable conversion price equal to 90% of the average of the five lowest closing prices during the 22 trading days immediately prior to the date of conversion but no less than $0.50 per share. If payment of the principal amortization and interest under the Additional Note are made in cash, the cash payment shall be equal to 103% of the amount then payable. The exercise price of the Warrant is: (i) $1.60 for the first 140,000 Common Shares acquired; (ii) $1.74 for the next 80,000 Common Shares; and (iii) $2.01 for any additional Common Shares acquired. We have the option of redeeming any outstanding principal of the Additional Note by paying to Laurus 115% of such amount, together with accrued but unpaid interest under the Additional Note. We are obligated to register the Common Shares underlying the Additional Note and Additional Warrant.

         The Additional Note (in addition to the First Note) is secured by a security agreement granting a security interest in our property, plant and equipment, excluding inventory and trade receivables.

         We paid Reedland Capital Partners, a division of Financial West Group a cash commission equal to $140,000 for placement of the Additional Note. In addition, Reedland or its designees is entitled to receive warrants to purchase 125,000 Common Shares for each $1,000,000 of convertible note principal amount, and, accordingly, has been issued warrants to purchase 250,000 of our Common Shares, exercisable at $[1.47] per share. We are obligated to register the Common Shares underlying the warrant to Reedland.

         We may substantially reduce the number of Common Shares available for issuance to the extent that some or all of the principal and interest of the Additional Note paid in cash.

         Except for preemptive right in favor of Venture Equities Management, Inc. (which right has been waived for the transactions described in this Information Statement), the present holders of our common and preferred stock do not have pre-emptive rights. Our board of directors has the authority to determine the rights, preferences and privileges of any shares of preferred stock which may be issued in the future, including dividend rates, conversion prices, voting rights, redemption features and similar terms. Holders of over a majority of our shares of the votes represented by Common Shares and preferred stock, voting together as a class, have given their consents to the Amendment.

         Rule 4350 of the Nasdaq Marketplace Rules requires that we obtain stockholder approval for a transaction which could result in our issuing Common Shares, or securities convertible into Common Shares, equal to 20% or more of our Common Shares outstanding immediately before the transaction. Accordingly, our Board of Directors adopted resolutions by unanimous written consent ratifying and confirming the issuance of the Additional Note and Additional Warrant, and authorizing the issuance of all the Common Shares to be issued upon conversion of the Additional Note and exercise of the Additional Warrant, even should such amount exceed 20% of our outstanding shares of Common Stock. The holders of over a majority of the votes allocable to our Common Shares, Series A Preferred Stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, have consented to the Second Purchase Agreement, the issuance of the Additional Note, the Additional Warrant and the Common Shares issuable upon conversion or exercise of any of them.

         Pursuant to Section 228 of Delaware law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. The approval of the Second Purchase Agreement, our issuance of the Additional Note, the Additional Warrant, the Common Shares issuable upon conversion, or exercise of any of them are the only matters covered by this Information Statement. We are mailing this Information Statement on or about __________, 2004 to our stockholders of record as of the close of business on __________, 200__. Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the issuance of the Additional Note, the Additional Warrant or the Common Shares issuable upon conversion or exercise of either of them.

         WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT YOU NOT SEND US A PROXY.

VOTE REQUIRED

         The stockholder vote required by Nasdaq Rule 4350 to approve the issuance of Common Shares in the transactions described above is the affirmative vote of the holders of a majority of our outstanding shares of voting stock, with each class of Common and Preferred Stock voting as a single class; the shares of our Preferred Stock voted on as converted basis (as if converted to Common Shares) and those votes were cumulated with the votes of our Common Shares in approving transactions subject to stockholder vote. The Series A Preferred Stock is convertible into a total of 2,014,380 Common Shares and the Series B Preferred Stock is convertible into a total of 1,000,000 Common Shares, subject to antidilution adjustments from time to time. Section 228 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to authorize the issuance of the Common Shares in accordance with the Additional Note, the Additional Warrant, the Board of Directors decided to obtain the written consent of the holders of a majority of the votes represented by our outstanding Common Shares, Series A Preferred Stock and Series B Preferred Stock, voting together as one class.

         As of the date of this Information Statement, we have received consents from stockholders holding __________ Common Shares, all of the shares of Series A Preferred Stock and all of the shares of Series B Preferred Stock, voting as a single group, equal to over a majority of the aggregate votes allocable to our outstanding Common Shares, Series A Preferred Stock and Series B Preferred Stock, voting as a group. We intend to issue the Common Shares upon conversion of the Additional Note and exercise of the Additional Warrant, but in no event will we issue any Common Shares to the persons in these transactions or their respective assignees or transferees, which will cause the total number of Common Shares issued to exceed 20% of the outstanding Common Shares, before 20 days following the mailing of this Information Statement, to the extent such conversion would require stockholder approval pursuant to applicable Nasdaq requirements.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of __________, 200__ by: (i) each director who beneficially owns Common Shares; (ii) each of our executive officers; (iii) each person that is known by us to beneficially own more than 5% of the outstanding Common Shares; and (iv) all directors and executive officers, as a group. As of such date, we had __________ issued and outstanding Common Shares.


                                                                              Shares Issuable
                                                                            Pursuant to Options
                                                                                or Warrants
                                                                             Exercisable Within         Percent
                                                            Number of            60 Days of          Beneficially
Name                                                      Issued Shares      ___________, 200__          Owned
----                                                      -------------      ------------------      -------------
Venture Equities Management, Inc.                          2,014,380(1)      1,600,000(2)               29.76%
Wanxiang America Corporation
Wanxiang Group Corporation
FINOVA Mezzanine Capital, Inc.                             1,000,000(3)              0                  10.49%
Arvin Scott                                                  927,500           199,000(4)               12.91%
Yehuda Tzur                                                  988,600           102,000(5)               12.63%
Sami Israel                                                  911,000(6)         15,200(7)               10.84%
Dennis L. Kessler                                            100,000             7,500(8)                1.26%
M. Catherine Jaros                                             1,000             3,500(9)                   *
Alan Zeffer                                                        0                 0                      0
Zemin Xu(1)                                                        0                 0                      0
Robert W. Zimmer                                               6,500            10,000(10)                  *
All directors, and officers as a group (nine persons)      2,934,600           356,700(11)              38.36%

------------------

*      Less than one percent.
(1) Includes 201,438 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 2,014,380 Common Shares. All of the shares of Series A Preferred Stock are owned by Venture Equities Management, Inc., a subsidiary of Wanxiang America Corporation, Wanxiang America Corporation and Wanxiang Group Corporation are also considered beneficial owners of these shares. Wanxiang America Corporation and Wanxiang Group Corporation disclaim beneficial ownership of these shares. The address of Venture Equities Management, Inc. and Wanxiang America Corporation is 88 Airport Road, Elgin, Illinois 60123. The address of Wanxiang Group Corporation is Xiaoshan District, Hangzhou, Zhejiang, 311215, P.R. China. Mr. Xu is an employee of Wanxiang America Corporation but disclaims beneficial ownership of any of its shares held by Venture Equities Management, Inc.
(2) Consists of warrants to purchase a total of 1,600,000 Common Shares owned by Venture Equities Management, Inc.
(3) Consists of 100,000 shares of Series B Preferred Stock which are convertible into, and have voting rights equivalent to, 1,000,000 Common Shares. The address of FINOVA Capital is 500 Church Street, Suite 200, Nashville, TN 37219.
(4) Consists of 199,000 Common Shares issuable upon the exercise of options held by Mr. Scott.
(5) Consists of 102,000 Common Shares issuable upon the exercise of options held by Mr. Tzur.
(6)    Includes 437,050 Common Shares owned by Mr. Israel's spouse and children.
(7) Consists of 15,200 Common Shares of issuable upon the exercise of options held by Mr. Israel.
(8) Consists of 7,500 Common Shares issuable upon the exercise of options held by Mr. Kessler.
(9) Includes 3,500 Common Shares issuable upon exercise of options held by Ms. Jaros.
(10) Consists of 10,000 Common Shares issuable upon exercise of options held by Mr. Zimmer.
(11)   Consists of 356,700 shares issuable upon exercise of options.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We are incorporating in this Information Statement by reference the following documents which we filed with the U.S. Securities and Exchange
Commission:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 (SEC File No. 0-25198).

         2. Our Registration Statement on Form 8-A filed on December 5, 1994, including all amendments thereto (SEC File No. 0-25198).

         3. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30 and September 30, 2003, as amended (SEC File No. 0-25198).

         4. Our Current Reports on Form 8-K filed on January 30, May 22, July 9, August 18, November 17, November 25 and December 23, 2003 and January 12 and 27, 2004 (SEC File No. 0-25198).

         Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statements. Any such statement so modified or superseded shall constitute part of this Information Statement.

         This Information Statement incorporates documents by reference which are not presented or delivered with this Information Statement. These documents, including all exhibits that are specifically incorporated by reference by these documents, but not including any exhibits that are not specifically incorporated by reference, are available without charge from us upon written or oral request by any person who receives this Information Statement. Requests to obtain such documents should be directed to us at 11859 South Central Avenue, Alsip, Illinois 60803 (708) 293-4050.

                               COPIES OF DOCUMENTS

         Copies of the documents relating to the Second Purchase Agreement and the issuance of the Additional Note and the Additional Warrants are available from the Company upon request.



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